EXHIBIT 99.1

COLONIAL COMMERCIAL CORP. REPORTS THIRD QUARTER
FINANCIAL RESULTS

HAWTHORNE, New Jersey (November 13, 2008) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the third quarter ended September 30, 2008.

Sales for the quarter increased 11.4%, or $2,340,156, to $22,862,364 from $20,522,208 for the same period in 2007. Sales from S&A Supply, Inc., which Colonial acquired in September 2007, were $2,119,133 for the quarter, while sales from same-store locations increased 1.1%, or $221,023, from $20,522,208 to $20,743,231.

Gross profit increased 10.6%, or $634,154, to $6,615,317 for the quarter from $5,981,163 for the same period in 2007.  Gross profit from S&A was $598,523 for the quarter, while gross profit from same-store locations increased by 0.6%, or $35,631, from $5,981,163 to $6,016,794.

Net income decreased 43.8%, or $58,616 to $75,229 for the quarter compared to net income of $133,845 for the same period in 2007.  Net income for the 2008 quarter was reduced by a $308,500 non-cash tax expense, related to a change in the Company's valuation allowance, against its net deferred tax asset.

Sales for the nine months ended September 30, 2008 increased 10.9%, or $6,413,668, to $65,106,677, from $58,693,009 for the same period in 2007. Sales from our branch in Albany and from S&A were $8,114,697, while sales from same-store locations declined by 2.9%, or $1,701,029, from $58,693,009 to $56,991,980. Our branch in Albany opened in April 2007.

Gross profit increased 11.5%, or $1,958,415, to $18,914,516 for the nine months ended September 30, 2008 from $16,956,101 for the same period in 2007.  Gross profit from our branch in Albany and from S&A was $2,319,406, while gross profit from same-store locations declined by 2.1%, or $360,991, from $16,956,101 to $16,595,110.

Net income decreased by $633,066 to a net loss of $783,966 for the nine months ended September 30, 2008 compared to net income of $150,900 for the same period in 2007. The decrease in net income primarily reflects $467,026 of losses incurred from our new Albany and S&A operations, and the $308,500 non-cash tax expense referred to above, offset by a decrease of $149,563 in interest expense.

William Pagano, Chief Executive Officer of the Company, said, “We are pleased with our quarterly results, which reflect a $253,551 increase to $416,663 in income before income tax expense. This increase is the result of improved operating efficiency programs. We also expanded our commercial product and replacement parts offerings to include Fraser Johnston commercial equipment, Johnson Controls commercial control systems and Source 1 HVAC Service Parts. We are anticipating that these expanded offerings and improved operating efficiencies will more than offset the results of weakness that we expect will continue in the construction industry through 2010.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its Universal Supply Group, Inc., www.usginc.com, American/Universal Supply Inc., www.ausupplyinc.com, The RAL Supply Group, Inc., www.ralsupply.com, and S&A Supply, Inc., www.sasupplyinc.com, subsidiaries to professional contractors. These contractors purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 20 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash	$733,637	$622,723
Accounts receivable, net of allowance for doubtful accounts of $479,399 in 2008 and $478,857 in 2007	10,067,663	11,364,038
Inventory	16,043,206	17,282,661
Prepaid expenses and other current assets	1,054,611	1,107,623
Deferred tax asset - current portion	155,000	532,500
Total current assets	28,054,117	30,909,545
Property and equipment	1,774,739	1,799,689
Goodwill	1,628,133	1,628,133
Other intangibles	338,569	366,376
Other assets - noncurrent	190,269	227,478
Deferred tax asset - noncurrent	1,245,000	1,176,000
	$33,230,827	$36,107,221
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$8,134,155	$7,774,988
Accrued liabilities	2,106,363	1,970,396
Income taxes payable	1,388	2,576
Borrowings under credit facility - revolving credit	15,578,106	18,027,055
Convertible notes payable, includes related party notes of $262,500 in 2008 and $62,500 in 2007	337,500	137,500
Notes payable - current portion; includes related party notes of $780,000 in 2008 and $30,000 in 2007	915,438	158,827
Total current liabilities	27,072,950	28,071,342
Convertible notes payable, includes related party notes of $0 in 2008 and $262,500 in 2007	-	337,500
Notes payable, excluding current portion; includes related party notes of $0 in 2008 and $750,000 in 2007	153,249	929,814
Total liabilities	27,226,199	29,338,656

Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 450,077 shares issued and outstanding in 2008 and 467,500 in 2007, liquidation preference of $2,250,385 in 2008 and $2,337,500 in 2007	22,504	23,375
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2008 and 4,637,530 in 2007	232,747	231,876
Additional paid-in capital	10,793,480	10,773,451
Accumulated deficit	(5,044,103)	(4,260,137)
Total stockholders' equity	6,004,628	6,768,565
	$33,230,827	$36,107,221

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$22,862,364	$20,522,208	$65,106,677	$58,693,009
Cost of sales	16,247,047	14,541,045	46,192,161	41,736,908
Gross profit	6,615,317	5,981,163	18,914,516	16,956,101

Selling, general and administrative expenses, net	5,988,272	5,506,431	18,621,719	15,859,481
Operating income	627,045	474,732	292,797	1,096,620

Other income	59,820	74,116	218,418	217,193
Interest expense, net; includes related party interest of $17,274 and $25,767 for the three months ended September 30, 2008 and 2007, respectively, and $57,397 and $77,366 for the nine months ended September 30, 2008 and 2007, respectively.	(270,232)	(385,766)	(931,500)	(1,081,063)
Income (loss) before income tax expense	416,633	163,082	(420,285)	232,750

Income tax expense	341,404	29,237	363,681	81,850
Net income (loss)	$75,229	$133,845	$(783,966)	$150,900

Income (loss) per common share:
Basic	$0.01	$0.03	$(0.17)	$0.03
Diluted	$0.01	$0.03	$(0.17)	$0.03

Weighted average shares outstanding:
Basic	5,105,030	5,113,180	4,647,640	5,112,990
Diluted	5,120,559	5,131,371	4,647,640	5,131,748

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For The Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(783,966)	$150,900
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred tax expense	308,500	-
Stock-based compensation	20,029	23,688
Provision for doubtful accounts	576,783	260,292
Depreciation	476,431	387,642
Amortization of intangibles	27,807	1,500
Accretion of debt discount	43,269	28,125
Changes in operating assets and liabilities
Accounts receivable	719,592	(919,418)
Inventory	1,239,455	(1,312,503)
Prepaid expenses and other current assets	53,012	(200,731)
Other assets - noncurrent	37,209	58,105
Trade payables	359,167	1,927,201
Accrued liabilities	135,967	(2,248)
Income taxes payable	(1,188)	18,813
Net cash provided by operating activities	3,212,067	421,366

Cash flows from investing activities:
Cash payments for acquisition of S&A Supply Inc., net of cash acquired	-	(4,703,375)
Additions to property and equipment	(392,394)	(339,461)
Net cash used in investing activities	(392,394)	(5,042,836)

Cash flows from financing activities:
Issuance of common stock and exercise of stock options	-	13,000
Repayments of notes payable: includes related party repayments of $62,500 in 2008 and $0 in 2007.	(259,810)	(64,824)
(Repayments) borrowings under credit facility - revolving credit, net	(2,448,949)	4,778,459
Net cash (used in) provided by financing activities	(2,708,759)	4,726,635
Increase in cash	110,914	105,165
Cash - beginning of period	622,723	482,251
Cash - end of period	$733,637	$587,416